UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 14, 2026

J. W. Mays, Inc.

(Exact Name of Registrant as Specified in Charter)

New York	1-3647	11-1059070
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 Bond Street. Brooklyn, New York	11201-5805
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (718) 624-7400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	MAYS	NASDAQ

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

The Registrant hereby amends its Current Report on Form 8-K previously filed on April 14, 2026 (the “Original Form 8-K”) solely to correct a typographical error in the Original Form 8-K, which used the wrong header and erroneously described the event as “Entry into a Material Definitive Agreement”; the disclosures were intended to be responsive to Item 7.01 as a Regulation FD Disclosure. This Current Report on Form 8-K/A speaks as of the original filing time of the Original Form 8-K and does not modify or update in any way disclosures made in the Original Form 8-K other than to include the disclosures under Item 7.01.

Item 7.01 Regulation FD Disclosure.

As previously disclosed in the most recent quarterly report on Form 10-Q, J.W. Mays, Inc. (the “Company” or “we”) is considering any strategic opportunities to sell or divest one or more of its properties or real estate assets to manage its liquidity needs, and the determination of whether a particular property should be sold or otherwise disposed of will generally be made after consideration of relevant factors, including, but not limited to prevailing macro-economic and real estate market conditions, alternative investment opportunities, tax implications, and considerations specific to the condition, value, and financial performance of the property to be sold.

The Company has engaged Newmark Group, Inc. to begin actively marketing 25 Elm Place, Brooklyn, New York (the “Property”) for sale to unaffiliated third-party prospective buyers. These marketing efforts are in their early stages and will remain ongoing for the foreseeable future. In the interim, management will continue to lease and operate the Property as usual and plans to engage existing tenants at the Property on a review of their current leases and the opportunity for certain tenants to enter into lease modifications or terminations, which may also include the relocation to another Company property at 9 Bond Street, Brooklyn, New York. Any decision by the Company to enter into a sale transaction of the Property will be approved by the Company’s Board of Directors. There can be no assurances regarding whether a sale of the Property will take place nor on the timing of such a sale.

Safe Harbor for Forward-Looking Statements

Statements in this Current Report on Form 8-K regarding the potential sale of the Property and any other statements about future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including, but not limited to: the ability to consummate the proposed transaction, disruptions in the capital and lending markets, economic conditions, risks of a lessening demand for the real estate owned by the Company, changes in government regulations, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, insurance increases and real estate tax valuation reassessments, and the other factors described in the Company’s Annual Report on Form 10-K for the year ended July 31, 2025 and its most recent quarterly reports on Form 10-Q filed with the SEC. The Company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. W. Mays, Inc.

Dated: April 15, 2026	By: Ward Lyke, Jr.
Ward N. Lyke, Jr.
Vice President,
Chief Financial Officer
and Treasurer